Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

FOURTH QUARTER HIGHLIGHTS

--                Diluted FFO per share was $0.37, net of a litigation settlement charge; diluted FFO as adjusted per share was $0.67; diluted FAD per share was $0.50; and diluted earnings per share was $0.15

--                Year-over-year three-month adjusted NOI Same Property Performance increased 2.2%

--                Subsequent to year end:

--  Executed a lease amendment that expands Google’s footprint at our Mountain View campus to a total of 290,000 sq. ft.

--  Completed a $450 million public offering of 3.75% senior unsecured notes due 2019

--  Declared quarterly common stock dividend of $0.50, annualized to $2.00 for 2012, representing a 4.2% increase over 2011 and the 27th consecutive year with a dividend increase

FULL YEAR HIGHLIGHTS

--                Diluted FFO per share decreased 3% to $2.19; diluted FFO as adjusted per share increased 21% to $2.69; diluted FAD per share increased 13% to $2.14; and diluted earnings per share increased 29% to $1.29

--                Achieved total shareholder returns for one year of 18.7% and two years of 51.3% for periods ending December 31, 2011

--                Year-over-year adjusted NOI Same Property Performance increased 4.0%

--                Completed 2.8 million sq. ft. of medical office and life science leasing with a retention rate of 75%, resulting in an increase in occupancy to 91%

--                Closed $7.0 billion of investments, led by our $6.1 billion acquisition of HCR ManorCare’s real estate assets, for which we replaced the stock consideration due to the seller valued at $33.14 per share with cash

--    Executed five senior housing loan commitments to fund a total of $101 million of construction financing

--    Accessed the public markets to raise over $3.7 billion in capital and renewed our $1.5 billion revolving line of credit facility

--                Obtained credit upgrades from Fitch and Moody’s and placed on positive credit watch by S&P

--                Received $330 million from the early payoff of our Genesis debt investments, realizing a 40% annualized internal rate of return

--                Continued to lead in sustainability as recognized by the U.S. Environmental Protection Agency and NAREIT

LONG BEACH, CA, February 14, 2012 -- HCP (the “Company” or “we”) (NYSE:HCP) announced results for the fourth quarter and year ended December 31, 2011 as follows (in thousands, except per share amounts):

Fourth Quarter Comparison

	Three Months Ended December 31, 2011		Three Months Ended December 31, 2010		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO	$150,578	$0.37	$202,611	$0.62	$(0.25)
Litigation settlement charge(1)	125,000	0.30	—	—	0.30
Merger-related items(2)	—	—	4,339	0.02	(0.02)
FFO as adjusted	$275,578	$0.67	$206,950	$0.64	$0.03
FAD	$202,890	$0.50	$171,292	$0.53	$(0.03)
Net income applicable to common shares	$61,996	$0.15	$136,202	$0.42	$(0.27)

(1)  This charge during the quarter ended December 31, 2011 relates to the Ventas, Inc. (“Ventas”) litigation settlement. See the “Litigation” section of this release for additional information regarding this settlement.

(2)  See the “Funds From Operations” section of this release for additional information regarding merger-related items.

In addition to the litigation settlement charge, operating results for the quarter ended December 31, 2011, include the negative impact of $0.01 per share for the write-down in the carrying value of a marketable security. In addition to the merger-related items, operating results for the quarter ended December 31, 2010, include the positive impact of $0.06 per share from the following: (i) other income of $0.03 per share related to gain on sales of marketable securities and (ii) interest income of $0.03 per share from the early repayment of a mortgage loan receivable.

Full Year Comparison

	Year Ended December 31, 2011		Year Ended December 31, 2010		Per Share
	Amount	Per Share	Amount	Per Share	Change
FFO(1)	$877,907	$2.19	$690,637	$2.25	$(0.06)
Litigation settlement charge(2)	125,000	0.31	—	—	0.31
Other impairments (recoveries)(3)	15,400	0.04	(11,900)	(0.04)	0.08
Merger-related items(3)	26,596	0.15	4,339	0.02	0.13
FFO as adjusted	$1,044,903	$2.69	$683,076	$2.23	$0.46
FAD	$830,651	$2.14	$578,452	$1.89	$0.25
Net income applicable to common shares	$515,302	$1.29	$307,498	$1.00	$0.29

(1)  NAREIT recently issued updated reporting guidance that directs companies, for their computation of NAREIT FFO, to exclude impairments of depreciable real estate and other assets when write-downs are driven by measurable decreases in the fair value of real estate holdings (e.g., investments in joint ventures that primarily hold real estate). Previously, the Company’s calculation of FFO (consistent with NAREIT’s previous guidance) did not exclude impairments of, or related to, depreciable real estate. Consistent with this current NAREIT reporting guidance, the Company has restated its 2010 FFO amounts.

(2)  This charge during the year ended December 31, 2011 relates to the Ventas litigation settlement. See the “Litigation” section of this release for additional information regarding this settlement.

(3)  See the “Funds From Operations” section of this release for additional information regarding impairments or recoveries of non-depreciable assets (“other impairments”) and merger-related items.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are helpful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section for additional information regarding FAD.

INVESTMENT TRANSACTIONS

During the quarter ended December 31, 2011, we made investments of $40 million to fund development and other capital projects, primarily in our life science and medical office segments. During the quarter ended December 31, 2011, we executed two loan commitments to fund up to $35 million of senior housing development.

During the three months ended December 31, 2011, we sold three senior housing facilities for $19 million, recognizing gain on sales of real estate of $3.1 million.

LITIGATION

On November 9, 2011, we entered into an agreement with Ventas, Inc. to settle all remaining claims relating to Ventas’s litigation against HCP arising out of Ventas’s 2007 acquisition of Sunrise Senior Living REIT. We paid $125 million to Ventas and incurred a charge during the quarter ended December 31, 2011 for the amount paid.

SUSTAINABILITY

HCP’s 2011 sustainability accomplishments include the following: (i) earned 29 ENERGY STAR certifications in its medical office (17), life science (7) and senior housing (5) segments; (ii) recognized in May 2011 by ENERGY STAR as the leader in ENERGY STAR certifications for the MOB category; and (iii) awarded NAREIT’s “Leader in the Light” Innovator Award, which recognizes companies demonstrating excellence in energy efficiency.

FINANCING

On January 23, 2012, we issued $450 million of 3.75% senior unsecured notes due 2019; net proceeds from the offering were $444 million.

OTHER EVENTS

On February 7, 2012, we executed a lease amendment with Google to expand its footprint at our Mountain View campus to a total of 290,000 sq. ft. Under the terms of this amendment, Google will: (i) lease an additional 41,000 sq. ft. building for a term of 10 years, resulting in a mark-to-market rent increase of 17%; and (ii) extend the term on 124,000 sq. ft. through 2022 (coterminous with the expansion). The terms of the remaining 125,000 sq. ft. leased to 2021 were unchanged.

DIVIDEND

On January 26, 2012, we announced that our Board of Directors declared a quarterly cash dividend of $0.50 per common share. The dividend will be paid on February 22, 2012 to stockholders of record as of the close of business on February 6, 2012. The annualized distribution rate for 2012 is $2.00, compared to $1.92 for 2011, which represents an increase of 4.2%.

OUTLOOK

For the full year 2012, we expect FFO applicable to common shares to range between $2.70 and $2.76 per share; FAD applicable to common shares to range between $2.14 and $2.20 per share; and net income applicable to common shares to range between $1.81 and $1.87 per share. These estimates do not reflect, among other things, the potential impact of future acquisitions or dispositions. See Projected Future Operations section of this release for additional information regarding these estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, February 14, 2012 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2011. The conference call is accessible by dialing (877) 724-7556 (U.S.) or (706) 645-4695 (International). The participant passcode is 42163539. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through February 28, 2012, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (855) 859-2056 (U.S.) or (404) 537-3406 (International) and entering passcode 42163539. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc. (NYSE:HCP) is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. The Company’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospitals. A publicly traded company since 1985, HCP: (i) was the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 27 consecutive years; and (iii) is the only REIT included in the S&P 500 Dividend Aristocrats index. For more information regarding HCP, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis for the full-year of 2012.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	December 31,	December 31,
	2011	2010
Assets
Real estate:
Buildings and improvements	$8,937,492	$8,189,309
Development costs and construction in progress	190,590	144,116
Land	1,731,327	1,572,744
Accumulated depreciation and amortization	(1,473,977)	(1,245,996)
Net real estate	9,385,432	8,660,173

Net investment in direct financing leases	6,727,777	609,661
Loans receivable, net	110,253	2,002,866
Investments in and advances to unconsolidated joint ventures	224,052	195,847
Accounts receivable, net of allowance of $1,341 and $5,150, respectively	26,681	34,504
Cash and cash equivalents	33,506	1,036,701
Restricted cash	41,553	36,319
Intangible assets, net	373,763	316,375
Real estate held for sale, net	—	16,591
Other assets, net	485,458	422,886

Total assets	$17,408,475	$13,331,923

Liabilities and equity
Bank line of credit	$454,000	$—
Senior unsecured notes	5,416,063	3,318,379
Mortgage debt	1,764,571	1,235,779
Other debt	87,985	92,187
Intangible liabilities, net	124,142	148,072
Accounts payable and accrued liabilities	275,478	313,806
Deferred revenues	65,614	77,653
Total liabilities	8,187,853	5,185,876

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 408,629,444 and 370,924,887 shares issued and outstanding, respectively	408,629	370,925
Additional paid-in capital	9,383,536	8,089,982
Cumulative dividends in excess of earnings	(1,024,274)	(775,476)
Accumulated other comprehensive loss	(19,582)	(13,237)
Total stockholders’ equity	9,033,482	7,957,367

Joint venture partners	16,971	14,935
Non-managing member unitholders	170,169	173,745
Total noncontrolling interests	187,140	188,680

Total equity	9,220,622	8,146,047

Total liabilities and equity	$17,408,475	$13,331,923

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues:
Rental and related revenues	$248,521	$236,522	$1,015,867	$917,579
Tenant recoveries	22,494	21,856	92,259	89,012
Resident fees and services	35,305	17,318	50,619	32,596
Income from direct financing leases	154,151	12,200	464,704	49,438
Interest income	665	52,159	99,864	160,163
Investment management fee income	468	911	2,073	4,666
Total revenues	461,604	340,966	1,725,386	1,253,454

Costs and expenses:
Depreciation and amortization	87,362	77,820	356,834	311,218
Interest expense	101,433	68,354	419,337	288,650
Operating	69,049	58,341	220,172	210,202
General and administrative	19,678	18,008	96,150	83,048
Litigation settlement	125,000	—	125,000	—
Impairments (recoveries)	—	—	15,400	(11,900)
Total costs and expenses	402,522	222,523	1,232,893	881,218

Other income (expense), net	(4,720)	8,667	12,338	15,818

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	54,362	127,110	504,831	388,054
Income taxes	(960)	1,397	(1,249)	(412)
Equity income from unconsolidated joint ventures	13,952	692	46,750	4,770
Impairments of investments in unconsolidated joint ventures	—	—	—	(71,693)
Income from continuing operations	67,354	129,199	550,332	320,719

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	326	454	1,055	3,751
Gain on sales of real estate, net of income taxes	3,107	15,873	3,107	19,925
Total discontinued operations	3,433	16,327	4,162	23,676

Net income	70,787	145,526	554,494	344,395
Noncontrolling interests’ share in earnings	(2,943)	(3,609)	(15,603)	(13,686)
Net income attributable to HCP, Inc.	67,844	141,917	538,891	330,709
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)
Participating securities’ share in earnings	(566)	(433)	(2,459)	(2,081)

Net income applicable to common shares	$61,996	$136,202	$515,302	$307,498

Basic earnings per common share:
Continuing operations	$0.14	$0.37	$1.28	$0.93
Discontinued operations	0.01	0.05	0.01	0.08
Net income applicable to common shares	$0.15	$0.42	$1.29	$1.01

Diluted earnings per common share:
Continuing operations	$0.14	$0.37	$1.28	$0.92
Discontinued operations	0.01	0.05	0.01	0.08
Net income applicable to common shares	$0.15	$0.42	$1.29	$1.00

Weighted average shares used to calculate earnings per common share:
Basic	407,907	324,361	398,446	305,574

Diluted	409,730	325,985	400,218	306,900

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$554,494	$344,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	356,834	311,218
Discontinued operations	561	2,229
Amortization of above and below market lease intangibles, net	(4,510)	(6,378)
Amortization of deferred compensation	20,034	14,924
Amortization of debt premiums, discounts and issuance costs, net	25,769	9,856
Straight-line rents	(59,173)	(47,243)
Loan and direct financing lease interest accretion	(93,003)	(69,645)
Deferred rental revenues	(2,319)	(3,984)
Equity income from unconsolidated joint ventures	(46,750)	(4,770)
Distributions of earnings from unconsolidated joint ventures	3,273	5,373
Gain upon consolidation of joint venture	(7,769)	—
Marketable securities (gains) losses, net	5,396	(14,597)
Gain upon settlement of loans receivable	(22,812)	—
Gain on sale of real estate	(3,107)	(19,925)
Derivative (gains) losses, net	(1,226)	1,302
Impairments, net of recoveries	15,400	59,793
Changes in:
Accounts receivable, net	2,590	9,222
Other assets	27,582	(6,341)
Accounts payable and accrued liabilities	(47,103)	(4,931)
Net cash provided by operating activities	724,161	580,498
Cash flows from investing activities:
Cash used in the HCR ManorCare Acquisition, net of cash acquired	(4,026,556)	—
Cash used in the HCP Ventures II purchase, net of cash acquired	(135,550)	—
Other acquisitions and development of real estate	(198,385)	(304,847)
Leasing costs and tenant and capital improvements	(52,903)	(97,930)
Proceeds from sales of real estate, net	19,183	32,284
Purchase of an interest in and contributions to unconsolidated joint ventures	(95,000)	(6,565)
Distributions in excess of earnings from unconsolidated joint ventures	2,408	4,365
Purchases of marketable equity securities	(22,449)	—
Proceeds from the sales of marketable securities	—	179,215
Principal repayments on loans receivable and direct financing leases	303,941	63,953
Investments in loans receivable	(369,939)	(298,085)
Increase in restricted cash	(5,234)	(3,319)
Net cash used in investing activities	(4,580,484)	(430,929)
Cash flows from financing activities:
Net borrowings under bank line of credit	454,000	—
Repayment of term loan	—	(200,000)
Issuance of senior unsecured notes	2,400,000	—
Repayment of senior unsecured notes	(292,265)	(206,422)
Repayments of mortgage and other secured debt	(169,783)	(636,096)
Debt discounts and issuance costs	(43,716)	(11,850)
Net proceeds from the issuance of common stock and exercise of options	1,327,813	2,426,900
Dividends paid on common and preferred stock	(787,689)	(590,735)
Sale of noncontrolling interests	14,087	8,395
Purchase of noncontrolling interests	(34,104)	—
Distributions to noncontrolling interests	(15,215)	(15,319)
Net cash provided by financing activities	2,853,128	774,873
Net increase (decrease) in cash and cash equivalents	(1,003,195)	924,442
Cash and cash equivalents, beginning of year	1,036,701	112,259
Cash and cash equivalents, end of year	$33,506	$1,036,701

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010(2)

Net income applicable to common shares	$61,996	$136,202	$515,302	$307,498
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	87,362	77,820	356,834	311,218
Discontinued operations	5	237	561	2,229
Direct financing lease (“DFL”) depreciation	2,961	—	8,840	—
Gain on sales of real estate	(3,107)	(15,873)	(3,107)	(19,925)
Gain upon consolidation of joint venture	—	—	(7,769)	—
Impairments of investments in joint ventures	—	—	—	71,693
Equity income from unconsolidated joint ventures	(13,952)	(692)	(46,750)	(4,770)
FFO from unconsolidated joint ventures	16,479	5,579	56,887	25,288
Noncontrolling interests’ and participating securities’ share in earnings	3,509	4,042	18,062	15,767
Noncontrolling interests’ and participating securities’ share in FFO	(4,675)	(4,704)	(20,953)	(18,361)
FFO applicable to common shares	$150,578	$202,611	$877,907	$690,637
Distributions on dilutive convertible units	—	2,987	6,916	11,847
Diluted FFO applicable to common shares	$150,578	$205,598	$884,823	$702,484
Diluted FFO per common share	$0.37	$0.62	$2.19	$2.25

Weighted average shares used to calculate diluted FFO per share	409,730	331,960	403,864	312,797
Impact of adjustments to FFO:
Litigation settlement charge(3)	$125,000	$—	$125,000	$—
Other impairments (recoveries)(4)	—	—	15,400	(11,900)
Merger-related items(5)	—	4,339	26,596	4,339
	$125,000	$4,339	$166,996	$(7,561)
FFO as adjusted applicable to common shares	$275,578	$206,950	$1,044,903	$683,076
Distributions on dilutive convertible units and other	2,858	2,970	11,646	12,089
Diluted FFO as adjusted applicable to common shares	$278,436	$209,920	$1,056,549	$695,165
Per common share impact of adjustments on diluted FFO (3)(4)(5)	$0.30	$0.02	$0.50	$(0.02)
Diluted FFO as adjusted per common share	$0.67	$0.64	$2.69	$2.23
Weighted average shares used to calculate diluted FFO as adjusted per share	415,624	325,960	393,237	311,285

(1) The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. FFO as adjusted represents FFO before the impact of litigation settlement charges, other impairments, other impairment recoveries and merger-related items (defined below). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

(2)     NAREIT recently issued updated reporting guidance that directs companies, for their computation of NAREIT FFO, to exclude impairments of depreciable real estate and other assets when write-downs are driven by measurable decreases in the fair value of real estate holdings (e.g., investments in joint ventures that primarily hold real estate). Previously, the Company’s calculation of FFO (consistent with NAREIT’s previous guidance) did not exclude impairments of, or related to, depreciable real estate. Consistent with this current NAREIT reporting guidance, the Company has restated its 2010 FFO amounts.

(3)     This charge of $125 million, or $0.31 per share, during the year ended December 31, 2011 relates to the Ventas settlement. See the “Litigation” section of this release for additional information regarding this settlement.

(4)   Other impairments of $15.4 million, or $0.04 per share, during the year ended December 31, 2011 relates to our senior secured loan to Cirrus Health. Recoveries of $11.9 million, or $0.04 per share, relate to portions of previous impairment charges related to investments in three direct financing leases (non-depreciable due to lessee purchase option) and a participation interest in a senior construction loan related to Erickson Retirement Communities.

(5)     2011 merger-related items represents the aggregate impact of $0.15 per share include the following: (i) direct transaction costs, (ii) prefunding activities related to the impact of senior unsecured notes and common stock issued to prefund the HCR ManorCare Acquisition, partially offset by (iii) income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items. 2010 merger-related items of $0.02 per share include the following: (i) direct transaction costs; and (ii) prefunding activities related to the impact of common stock issued to prefund the HCR ManorCare Acquisition.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

FFO as adjusted applicable to common shares	$275,578	$206,950	$1,044,903	$683,076
Amortization of above and below market lease intangibles, net	(1,239)	(1,041)	(4,510)	(6,378)
Amortization of deferred compensation (stock-based)	4,748	3,618	20,034	14,924
Amortization of debt premiums, discounts and issuance costs, net(2)	3,651	1,840	13,716	9,078
Straight-line rents	(12,237)	(14,374)	(59,173)	(47,243)
DFL accretion(3)	(25,499)	(2,300)	(74,007)	(10,641)
DFL depreciation	(2,961)	—	(8,840)	—
Deferred revenues – tenant improvement related	(237)	(929)	(2,371)	(3,714)
Deferred revenues – additional rents (SAB 104)	(798)	(810)	52	(270)
Leasing costs and tenant and capital improvements(4)	(21,131)	(20,853)	(52,903)	(54,237)
Joint venture and other FAD adjustments(3)	(16,985)	(809)	(46,250)	(6,143)
FAD applicable to common shares	$202,890	$171,292	$830,651	$578,452

Distributions on dilutive convertible units	1,758	1,714	6,916	6,676

Diluted FAD applicable to common shares	$204,648	$173,006	$837,567	$585,128

Diluted FAD per common share	$0.50	$0.53	$2.14	$1.89

Weighted average shares used to calculate diluted FAD per common share	413,338	323,644	390,944	308,953

(1) Funds Available for Distribution (“FAD”) is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock—based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

(2) Excludes $11.3 million related to the write-off of unamortized loan fees related to an expired bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes, which costs are included in merger-related items for the year ended December 31, 2011.

(3) For the quarter and year ended December 31, 2011, DFL accretion reflects an elimination of $14.5 million and $42.2 million respectively. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

(4) Excludes $41 million ($2 million in 4Q2010 and $39 million in 3Q2010) of deferred leasing costs related to the buyout of management contracts for 27 Sunrise-managed communities. On November 1, 2010, we exercised our rights to terminate management contracts relating to 27 senior housing communities previously operated by Sunrise; our net investment to acquire these termination rights was $41 million, which consisted of a $50 million payment to Sunrise that was partially offset for certain working capital acquired in conjunction with this transaction.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$70,787	$145,526	$554,494	$344,395
Interest income	(665)	(52,159)	(99,864)	(160,163)
Investment management fee income	(468)	(911)	(2,073)	(4,666)
Depreciation and amortization	87,362	77,820	356,834	311,218
Interest expense	101,433	68,354	419,337	288,650
General and administrative	19,678	18,008	96,150	83,048
Litigation settlement	125,000	—	125,000	—
Impairments (recoveries)	—	—	15,400	(11,900)
Other (Income) expense, net	4,720	(8,667)	(12,338)	(15,818)
Income taxes	960	(1,397)	1,249	412
Equity income from unconsolidated joint ventures	(13,952)	(692)	(46,750)	(4,770)
Impairments of investments in unconsolidated joint ventures	—	—	—	71,693
Total discontinued operations, net of income taxes	(3,433)	(16,327)	(4,162)	(23,676)
NOI(1)	$391,422	$229,555	$1,403,277	$878,423
Straight-line rents	(12,237)	(14,374)	(59,173)	(47,243)
DFL accretion	(25,499)	(2,300)	(74,007)	(10,641)
Amortization of above and below market lease intangibles, net	(1,239)	(1,041)	(4,510)	(6,378)
Lease termination fees	(2,457)	(2,500)	(5,873)	(7,665)
NOI adjustments related to discontinued operations	—	—	—	27
Adjusted NOI(1)	$349,990	$209,340	$1,259,714	$806,523
Non-SPP adjusted NOI(1)(2)	(133,519)	2,400	(422,158)	(955)
Same property portfolio adjusted NOI(1)(2)	$216,471	$211,740	$837,556	$805,568

Adjusted NOI % change – SPP	2.2%		4.0%

(1) The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s leased properties (i.e., real estate and DFLs) at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of leased properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements, resident fees and services, and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash NOI.”

(2) Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its SPP as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	Full Year 2012
	Low	High

Diluted earnings per common share	$1.81	$1.87
Real estate depreciation and amortization	0.85	0.85
DFL depreciation	0.03	0.03
Joint venture FFO adjustments	0.01	0.01
Diluted FFO per common share	$2.70	$2.76
Amortization of net below market lease intangibles and deferred revenues	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.04	0.04
Straight-line rents	(0.10)	(0.10)
DFL accretion(2)	(0.23)	(0.23)
DFL depreciation	(0.03)	(0.03)
Leasing costs and tenant and capital improvements	(0.14)	(0.14)
Joint venture and other FAD adjustments(2)	(0.14)	(0.14)
Diluted FAD per common share	$2.14	$2.20

(1)     Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, dispositions, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)     Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment..